[WRIGHT MEDICAL GROUP LOGO]                        FOR RELEASE 7:30 A.M. CENTRAL
                                                      TUESDAY, FEBRUARY 12, 2002
                                                       Contact: John K. Bakewell
                                                                  (901) 867-4527



          WRIGHT MEDICAL GROUP, INC. REPORTS RESULTS FOR FOURTH QUARTER
                             ENDED DECEMBER 31, 2001

     RECORD SALES AND EARNINGS ACHIEVED IN FOURTH QUARTER AND FOR FULL YEAR


ARLINGTON, TN - February 12, 2002 - Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and bio-orthopaedic materials, today reported record financial results for its fourth quarter and full year ended December 31, 2001.

Net sales for the fourth quarter of 2001 totaled a record $46.2 million, representing a 16% increase over net sales of $39.8 million in the fourth quarter of 2000. Excluding the impact of foreign currency, net sales increased 15% during the fourth quarter. Net income for the fourth quarter of 2001 increased to a record $2.2 million, or $.07 per diluted share, compared to a net loss of $8.0 million, or $(.43) per share, in the same quarter of 2000. Fourth quarter net sales and net income each established new quarterly records for the Company.

For the full year 2001, the Company's net sales totaled a record $172.9 million, representing a 10% increase over net sales of $157.6 million in 2000. Excluding the impact of foreign currency and discontinued products, net sales increased 11% during 2001. For the full year 2001, the Company achieved income results of $104,000 (breakeven results per share), before the effect of its extraordinary debt retirement charge incurred during the third quarter, compared to a net loss of $39.5 million, or $(2.29) per share, for the full year 2000. The Company's 2001 income before extraordinary item reflects the continued success of restructuring efforts following its December 1999 recapitalization and marks the Company's first profitable full year in recent history.

F. Barry Bays, President and Chief Executive Officer commented, "We are very pleased with the Company's outstanding fourth quarter operating results, which exceeded our expectations for both sales and earnings performance. The strength of our bio-orthopaedic materials business, which consists of our synthetic and tissue-based bone graft substitute products, and our extremities product line, continued to provide exceptional growth over prior periods. Favorable shifts in our product sales mix, along with greater contributions from our direct Japanese business and continued gains in manufacturing efficiencies, elevated our fourth quarter gross margin to 71% of sales. This gross margin improvement, combined with effective expense control, produced a 38% increase in adjusted EBITDA during the fourth quarter versus the prior year comparable quarter. Our global strategy of expanding and improving distribution by growing our sales force is directly related to both our sales and earnings performance in the fourth quarter. Our outlook for 2002 reflects another solid year of continued sales and earnings growth."

Separately, the Company reports that a deemed preferred stock dividend of $13.1 million recorded in the third quarter of 2000 was excluded from the corresponding calculation of earnings applicable to common shareholders for the three months and nine months ended September 30, 2000 (unaudited), respectively. As a result, the Company reported net loss per common share, basic and diluted, for the three months and nine months ended September 30, 2000 (unaudited), respectively, as $(804.59) and $(5,461.60); with the inclusion of this non-cash dividend in the calculation of net loss per common share, the revised net loss per common share, basic and diluted, for the three months and nine months ended September 30, 2000 (unaudited), respectively, totals $(1,550.69) and $(7,516.63). These non-cash revisions have no impact on previously reported net income (loss) per common share amounts for the year ended December 31, 2000 or for any period in fiscal year 2001. The Company notes that none of its reported pro forma basic and diluted per share financial results are affected by these revisions.

                                                                   (page 1 of 5)

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                                                                   (page 2 of 5)

SALES REVIEW

Domestic sales totaled $28.0 million during the fourth quarter and $108.0 million during the full year 2001, representing increases of 17% and 14%, respectively, compared to their respective year-ago periods. Excluding discontinued products, primarily spinal and trauma hardware, domestic sales grew by 15% during the full year 2001 compared to 2000. For the fourth quarter, discontinued products had no impact on domestic sales comparisons.

International sales totaled $17.8 million during the fourth quarter and $66.4 million during the full year 2001, representing increases of 12% and 6%, respectively, before a favorable foreign currency impact totaling $400,000 during the fourth quarter and an unfavorable currency impact of $1.5 million for the full year. International sales results during the fourth quarter reflect the initial favorable results of the Company's Japanese direct sales initiative launched in August 2001. The Company expects that international sales results will continue to benefit from its new direct-sales approach in Japan during future periods.

The Company experienced growth across all its major product lines during the fourth quarter. Specifically, global net sales of the Company's knee, hip, extremity and bio-orthopaedic product lines increased by 14%, 6%, 27% and 27%, respectively, during the fourth quarter of 2001, while domestic net sales of these product lines increased by 7%, 3%, 29% and 28%, respectively.

OUTLOOK

The Company's anticipated net sales targets for the full year 2002 are in the range of $192 million to $196 million, representing annualized growth of approximately 11% to 13%, with adjusted EBITDA results growing by 25% or more in 2002. In addition to the risks and uncertainties described further below, the Company's 2002 sales and adjusted EBITDA expectations are forward looking and actual results may differ materially. These are the Company's anticipated targets, not predictions of actual performance.

REGISTRATION OF SHARES AND CONFERENCE CALL PLANS

As previously announced, due to the Company's pending registration of shares with the Securities and Exchange Commission, the Company will not be hosting a conference call to discuss these results until such time as the SEC registration process has been completed. The Company intends to issue a press release announcing the date, time, webcast and other details of the conference call once the date of such call, if any, has been scheduled.

Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and bio-orthopaedic materials. The Company has been in business for more than fifty years and markets its products in over 40 countries worldwide. For more information about Wright Medical, visit our website at www.wmt.com.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE DISCLOSURES IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED AND ARE MADE UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS ON WHICH THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE BASED ARE REASONABLE, ANY OF THOSE ASSUMPTIONS COULD PROVE TO BE INACCURATE GIVEN THE INHERENT UNCERTAINTIES AS TO THE OCCURRENCE OR NON-OCCURRENCE OF FUTURE EVENTS. THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE WILL PROVE TO BE ACCURATE. THE INCLUSION OF A FORWARD-LOOKING STATEMENT HEREIN SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY THAT THE COMPANY'S OBJECTIVES WILL BE ACHIEVED. THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN ARE MADE AS OF THE DATE OF THIS PRESS RELEASE, AND WRIGHT MEDICAL ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS AFTER THE DATE HEREOF.

                                --Tables Follow--

                                                                   (Page 3 of 5)

                           WRIGHT MEDICAL GROUP, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                            THREE MONTHS ENDED                             YEAR ENDED
                                                  ----------------------------------------   ---------------------------------------

                                                  December 31, 2001    December 31, 2000    December 31, 2001     December 31, 2000
                                                  ------------------   ------------------   ------------------    ------------------

Net sales                                          $         46,157     $         39,838     $        172,921      $        157,552
Cost of sales                                                13,384               16,808               51,351                80,370
                                                  ------------------   ------------------   ------------------    ------------------
       Gross profit                                          32,773               23,030              121,570                77,182

Operating Expenses:
    Selling, general and administrative                      24,161               21,750               93,945                82,813
    Research and development                                  3,266                2,316               10,108                 8,390
    Amortization of intangible assets                         1,325                1,396                5,349                 5,586
    Stock-based expense                                         409                2,115                1,996                 5,029
                                                  ------------------   ------------------   ------------------    ------------------
       Total operating expenses                              29,161               27,577              111,398               101,818
                                                  ------------------   ------------------   ------------------    ------------------

       Income/(loss) from operations                          3,612               (4,547)              10,172               (24,636)
Interest expense, net                                           444                3,223                7,809                12,446
Other (income)expense, net                                      507                (321)                  685                   870
                                                  ------------------   ------------------   ------------------    ------------------
       Income (loss) before income taxes and
       extraordinary item                                     2,661               (7,449)               1,678               (37,952)
Provision for income taxes                                      485                  511                1,574                 1,541
                                                  ------------------   ------------------   ------------------    ------------------
       Income (loss) before extraordinary item     $          2,176     $         (7,960)    $           104       $        (39,493)

Extraordinary loss on early retirement
of debt, net of taxes                                             -                     -              (1,611)                     -
                                                  ------------------    ------------------   ------------------    -----------------
       Net income (loss)                           $          2,176     $         (7,960)    $         (1,507)     $        (39,493)
                                                  ==================   ==================   ==================    ==================

Net loss per share:
    Net income (loss)                              $          2,176     $         (7,960)    $         (1,507)     $        (39,493)

    Accrued preferred stock dividends                             -               (1,153)              (2,546)               (4,401)

    Deemed preferred stock dividends on
      beneficial conversion feature                               -                    -                    -               (13,087)
                                                  ------------------   ------------------   ------------------    ------------------
    Net income (loss) applicable to common
      stockholders                                 $          2,176     $          (9,113)    $        (4,053)      $       (56,981)
                                                  ==================   ==================    ==================    =================
    Net income (loss) per common share:
       Basic                                       $           0.08     $         (191.47)    $         (0.31)      $     (3,405.71)
                                                  ==================   ===================   ==================    =================
       Diluted                                     $           0.07     $         (191.47)    $         (0.31)      $     (3,405.71)
                                                  ==================   ==================   ==================    ==================
    Weighted-average number of common shares
      outstanding:
       Basic                                                 28,501                   48               13,195                    17
                                                  ==================   ==================   ==================    ==================
       Diluted                                               30,866                   48               13,195                    17
                                                  ==================   ==================   ==================    ==================

Pro forma net income (loss) per share (1):
    Income (loss) before extraordinary item        $          2,176     $         (7,960)    $            104      $        (39,493)
                                                  ==================   ==================   ==================    ==================
    Net income (loss) per common share:
       Basic                                       $           0.08     $          (0.43)    $           0.00      $          (2.29)
                                                  ==================   ==================   ==================    ==================
       Diluted                                     $           0.07     $          (0.43)    $           0.00      $          (2.29)
                                                  ==================   ==================   ==================    ==================

Pro forma weighted-average number of common
   shares outstanding:
    Basic                                                    28,501               18,573               23,544                17,260
                                                  ==================   ==================   ==================    ==================

    Diluted                                                  30,866               18,573               25,798                17,260
                                                  ==================   ==================   ==================    ==================

(1) PRO FORMA PRESENTATION GIVES EFFECT TO THE CONVERSION OF ALL PREFERRED STOCK AND PREFERRED STOCK DIVIDENDS INTO COMMON STOCK AT THE BEGINNING OF THE RESPECTIVE PERIOD AND EXCLUDES THE EFFECT OF EXTRAORDINARY CHARGES FOR THE EARLY RETIREMENT OF DEBT.

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                                                                   (Page 4 of 5)

                           WRIGHT MEDICAL GROUP, INC.
                          COMPONENTS OF ADJUSTED EBITDA
                       (dollars in thousands - unaudited)


                                                         THREE MONTHS ENDED                         YEAR ENDED
                                                -------------------------------------  -------------------------------------
                                                  DEC.  31, 2001      DEC.  31, 2000     DEC.  31, 2001     DEC. 31, 2000
                                                -----------------  ------------------  -----------------   -----------------

Earnings (loss) before interest, taxes,               $    3,105         $   (4,226)         $    9,487        $   (25,506)
and extraordinary item
Depreciation                                               2,868               2,300             10,096              11,008
Amortization of intangible assets                          1,325               1,396              5,349               5,586
Stock-based expense                                          409               2,115              1,996               5,029
Inventory step-up expense                                                      4,004          -                      29,081
                                                -----------------  ------------------  -----------------   -----------------
  Adjusted EBITDA                                     $    7,707         $     5,589         $   26,928        $     25,198
                                                =================  ==================  =================   =================
     As a percentage of net sales                          16.7%               14.0%              15.6%               16.0%
                                                =================  ==================  =================   =================




                           WRIGHT MEDICAL GROUP, INC.
                      CONSOLIDATED CONDENSED SALES ANALYSIS
                       (dollars in thousands - unaudited)


                                             THREE MONTHS ENDED                                     YEAR ENDED
                               -----------------------------------------------    -----------------------------------------------
                                DEC. 31, 2001      DEC. 31, 2000    % CHANGE       DEC. 31, 2001     DEC. 31, 2000     % CHANGE
                               ---------------    ---------------   ----------    ---------------   ----------------   ----------

GEOGRAPHIC
-------------------------------
Domestic                           $   27,983          $  23,942        16.9%         $  107,983         $   94,970        13.7%
International                          18,174             15,896        14.3%             64,938             62,582         3.8%
                               ---------------    ---------------   ----------    ---------------   ----------------   ----------
Total net sales                    $   46,157          $  39,838        15.9%         $  172,921         $  157,552         9.8%
                               ===============    ===============   ==========    ===============   ================   ==========

PRODUCT LINE
-------------------------------
Knee products                      $   18,074          $  15,896        13.7%          $  68,238         $   63,143         8.1%
Hip products                           12,897             12,123         6.4%             48,589             47,978         1.3%
Extremity products                      5,640              4,446        26.9%             20,989             17,285        21.4%
Bio-orthopaedic materials               7,530              5,927        27.0%             26,810             20,992        27.7%
Other                                   2,016              1,446        39.4%              8,295              8,154         1.7%
                               ---------------    ---------------   ----------    ---------------   ----------------   ----------
Total net sales                     $  46,157          $  39,838        15.9%          $ 172,921         $  157,552         9.8%
                               ===============    ===============   ==========    ===============   ================   ==========

                                                                   (Page 5 of 5)

                           WRIGHT MEDICAL GROUP, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                           (in thousands -- unaudited)


                                                                       DEC. 31, 2001         DEC. 31, 2000
                                                                     ------------------    ------------------

       ASSETS:
       Current Assets:
           Cash and cash equivalents                                        $    2,770            $   16,300
           Restricted cash                                                           -                15,483
           Accounts receivable, net                                             32,479                27,381
           Inventories                                                          41,878                37,894
           Prepaid expenses and other current assets                            15,871                18,134
                                                                     ------------------    ------------------
                Total current assets                                            92,998               115,192
                                                                     ------------------    ------------------

       Property, plant and equipment, net                                       50,965                45,083
       Intangible assets, net                                                   48,759                54,681
       Other assets                                                                997                 2,008
                                                                     ------------------    ------------------
                                                                            $  193,719            $  216,964
                                                                     ==================    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable                                                             8,530            $    7,936
    Accrued expenses and other current liabilities                              33,092                44,840
    Current portion of long-term obligations                                     3,830                 8,396
                                                                     ------------------    ------------------
       Total current liabilities                                                45,452                61,172
                                                                     ------------------    ------------------
Long-term obligations                                                           19,804               112,283
Preferred stock dividends                                                            -                 4,631
Other liabilities                                                               11,163                24,600
                                                                     ------------------    ------------------
       Total liabilities                                                        76,419               202,686
                                                                     ------------------    ------------------

Mandatorily redeemable convertible preferred stock                                   -
                                                                                                      91,254
Stockholders' equity (deficit)                                                 117,300               (76,976)
                                                                     ------------------    ------------------
                                                                            $  193,719            $  216,964
                                                                     ==================    ==================





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